UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 20, 2011

INTERNATIONAL RECTIFIER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7935	95-1528961
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

101 North Sepulveda Blvd.
El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Compensatory Arrangement of Certain Officers

A.  On July 20, 2011, the Compensation Committee (“Compensation Committee”) of the Board of Directors (“Board”) of International Rectifier Corporation (the “Company”), established a short-term cash incentive bonus program for the Company’s 2012 fiscal year (“Program Period”).  Each of the following executive officers of the Company, who are currently designated as the named executive officers of the Company (“Named Officers”), is eligible to participate in the bonus program: President and Chief Executive Officer, Oleg Khaykin; Executive Vice President and Chief Financial Officer, Ilan Daskal; Executive Vice President and Chief Operations Officer, Michael Barrow; and Vice President, General Counsel and Secretary, Timothy E. Bixler.

Under the cash incentive bonus program, each Named Officer is eligible to receive a cash bonus for fiscal year 2012, expressed as a target bonus percentage of the Named Officer’s annualized base salary, and determined through the Company’s achievement of certain performance levels and the achievement during the Program Period of a combination of performance goals established for such Named Officer and the Compensation Committee’s subjective determination of the Named Officer’s performance against certain qualitative standards.

The Company must achieve a threshold performance level in order for any bonus to be paid under the incentive bonus program.   Once the Company’s threshold performance level has been met, the bonus opportunity for each Named Officer would vary depending on the extent to which the Company has exceeded its threshold performance level, with each Named Officer eligible to receive up to a maximum of 200% of such Named Officer’s target bonus percentage.  The Company’s threshold performance level for the program is based upon the Company’s level of achievement of operating income before bonus and excluding extraordinary and one-time items, such as the Company’s ERP initiatives, for the applicable “Measurement Period” (as defined below) during the Company’s 2012 fiscal year.

The actual bonus payout for any given Named Officer is dependent on the achievement of certain performance goals established by the Compensation Committee and on the Compensation Committee’s subjective determination of the Named Officer’s performance against certain qualitative standards.

Set forth below for each Named Officer is a summary of:  (i) the target bonus percentage, (ii) the portion of such percentage for which the officer is eligible based on the threshold, target and maximum corporate performance levels established by the Committee and (iii) the portion of any bonus allocated between performance goals established by the Compensation Committee and the Compensation Committee’s determination of performance against certain qualitative standards:

					Allocation of Bonus
		Portion of Target Bonus Percentage Applicable at Company Performance Level			Among Types of Goals/Standards
Named Officer	Target Bonus Percentage	Threshold	Target	Maximum	Performance Goal	Qualitative Standards

Oleg Khaykin	100%	56%	100%	200%	70%	30%
Ilan Daskal	70%	56%	100%	200%	70%	30%
Michael Barrow	70%	56%	100%	200%	70%	30%
Timothy E. Bixler	60%	56%	100%	200%	70%	30%

In addition, the Named Officers are eligible for a supplemental bonus of up to 50% of the total bonus payable for the 2012 fiscal year on a sliding scale depending on the Company’s compound annual growth rate over the 2012 fiscal year.

The Compensation Committee will determine whether and the extent to which bonuses are payable pursuant to the cash incentive bonus program.  The actual bonus payout is subject to the Compensation Committee’s overall subjective review of each officer’s performance against any performance goals established for such officer, with the Compensation Committee having the right to adjust the amount of bonus payable downward based on its assessment of individual performance.  Additionally, the scale for the bonus opportunity has been established  based  in part on the size of the Company’s employee population as of  the end  of the Company’s 2011 fiscal year, and  the scale, and therefore the bonus opportunity, for the Named  Officers may vary depending on the variation  in the Company’s employee population during the “Measurement Period.”  In no event will any bonus under the program, including any supplemental bonus, exceed 200% of the Named Officer’s applicable target bonus.

The Program Period is divided into two measurement periods (each, a “Measurement Period”), comprised of the first two fiscal quarters of the Program Period (“First Half Period”) and the last two fiscal quarters of the Program Period (“Second Half Period”).  On July 20, 2011, the Compensation Committee established the performance goals attributed to each Named Officer’s eligible bonus opportunity for the First Half Period.  For all Named Officers, the Compensation Committee established a mix of corporate goals, based upon the Company’s level of achievement of certain revenue and gross margin targets.  For Named Officers other than Mr. Khaykin, the Compensation Committee additionally established a mix of individualized targets based on the particular Named Officer’s functions and areas of responsibility. The Compensation Committee intends to establish Named Officer goals for the Second Half Period near the beginning of the Second Half Period.

B.  The Company has previously reported that pursuant to an offer letter agreement dated September 21, 2008, as amended by a certain amendment, dated November 4, 2009 (as amended, the “Offer Letter”), the Company agreed to provide Mr. Daskal with certain relocation and temporary living assistance benefits (“Relocation Benefits”) for a period through October 6, 2011, the end of the third year following Mr. Daskal’s start date with the Company.  On July 20, 2011, the Compensation Committee approved an annual allowance of $65,000 for Mr. Daskal effective as of the commencement of the Company’s 2012 fiscal year in lieu of and contemporaneous with the termination of the Relocation Benefits.

Item 8.01  Other Events

On July 22, 2011, the Board appointed Adam White to the position of Senior Vice President, Global Sales, in the capacity of an executive officer of the Company.  In that capacity, Mr. White will be responsible for the development and execution of the Company’s global commercial sales strategy.  Mr. White joined the Company in 1996 and held various technical, manufacturing and marketing positions during his initial years with the Company, and various positions in the areas of business development and sales in his more recent years with the Company.  For more than the past five years, Mr. White held various positions in increasing leadership in business development and sales, most recently since January 2010 in the position of Senior Vice President, Worldwide Sales focusing on Company commercial demand creation.  Mr. White holds a Bachelor of Engineering, Electronics and Electrical Engineering with Diploma in Industrial Studies, BEng (Hons), DIS from University of Loughborough, United Kingdom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL RECTIFIER CORPORATION

Date: July 26, 2011	By	/s/ Timothy E. Bixler
Name : Timothy E. Bixler,
Title: Vice President, General Counsel & Secretary